Exhibit 5.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Accounting Firms” and to the incorporation by reference of our reports dated February 12, 2016 and December 1, 2016, in the Registration Statement on Form F-10 of Emera Incorporated for the registration of guarantees of USD $500,000,000 2.150% Senior Notes due 2019, USD $750,000,000 2.700% Senior Notes due 2021, USD $750,000,000 3.550% Senior Notes due 2026 and USD $1,250,000,000 4.750% Senior Notes due 2046.

Halifax, Canada December 1, 2016	/s/ Ernst & Young LLP Chartered Professional Accountants